SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 13, 2000


                           MEDICAL MANAGER CORPORATION
             (Exact name of Registrant as specified in its charter)


   Delaware                           0-17822                   22-2975182
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


669 River Drive, River Drive Center II,
         Elmwood Park, NJ                                          07407
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:           (201) 703-3400

Item 5.  Other Events

                  On February 13, 2000, Healtheon/WebMD Corporation, a Delaware corporation ("Healtheon/WebMD"), and Medical Manager Corporation, a Delaware corporation ("Medical Manager") entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of Medical Manager with and into Healtheon/WebMD, with Healtheon/WebMD as the surviving corporation (the "Medical Manager Merger"). Pursuant to the Merger Agreement, each share of common stock, par value $.01 per share, of Medical Manager issued and outstanding immediately prior to the effective time of the Medical Manager Merger will be converted into the right to receive 1.65 shares of common stock, par value $0.0001 per share, of Healtheon/WebMD, and Medical Manager will become a wholly-owned subsidiary of Healtheon/WebMD.

                  Consummation of the Medical Manager Merger is subject to certain conditions, including, among other things, (i) approval of the shareholders of each of Healtheon/WebMD and Medical Manager, (ii) expiration or termination of the waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, and (iii) that all conditions to the CareInsite Merger (as defined below) shall have been satisfied, or if permissible, waived as provided for in the CareInsite Merger Agreement (as defined below).

                  In connection with the Medical Manager Merger, certain stockholders of Medical Manager and certain stockholders of Healtheon/WebMD have entered into voting agreements, dated as of February 13, 2000, pursuant to which those stockholders agree to vote in favor of the Medical Manager Merger.

                  Also on February 13, 2000, Healtheon/WebMD, Avicenna Systems Corporation, a Massachusetts corporation ("ASC") and wholly-owned subsidiary of Medical Manager, and CareInsite, Inc., a Delaware corporation and majority-owned subsidiary of ASC ("CareInsite"), entered into an Agreement and Plan of Merger (the "CareInsite Merger Agreement"), providing for the merger of CareInsite with and into ASC, with ASC as the surviving corporation (the "CareInsite Merger"). Pursuant to the CareInsite Merger Agreement, each share of common stock, par value $.01 per share ("CareInsite Common Stock"), of CareInsite issued and outstanding immediately prior to the effective time of the CareInsite Merger will be converted into the right to receive 1.3 shares of common stock, par value $0.0001 per share, of Healtheon/WebMD, and ASC will become an indirect wholly-owned subsidiary of Healtheon/WebMD.

                  Consummation of the CareInsite Merger is subject to certain conditions, including, among other things, (i) approval of the shareholders of each of Healtheon/WebMD and CareInsite, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the Medical Manager Merger and the transactions contemplated by the Medical Manager Merger Agreement shall have been consummated.

                  In connection with the CareInsite Merger, Healtheon/WebMD has entered into voting agreements, dated as of February 13, 2000 with Medical Manager and ASC to vote their shares of CareInsite Common Stock in favor of the CareInsite Merger. In addition, Cerner Corporation, which owns approximately 20% of the outstanding shares of CareInsite, has entered into a voting agreement, dated as of February 13, 2000, to vote its shares of CareInsite Common Stock in favor of the CareInsite Merger.

                  A copy of the joint press release issued by Healtheon/WebMD and Medical Manager on February 14, 1999 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The Medical Manager Merger Agreement and the voting agreements described herein will be filed on a Form 8-K promptly after the date hereof.

Item 7.  Financial Statements and Exhibits

         (c)     Exhibit 99.1   Joint Press Release, dated February 14, 2000, by
                                Healtheon/WebMD Corporation and Medical Manager
                                Corporation.

                                  EXHIBIT INDEX
                                  -------------


Exhibit
  No.         Description
-------       -----------

99.1 Joint Press Release, dated February 14, 2000, by Healtheon/WebMD Corporation and Medical Manager Corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MEDICAL MANAGER CORPORATION



Date:    February 14, 2000                By:  /s/ Anthony Vuolo
                                          --------------------------------------
                                          Name:  Anthony Vuolo
                                          Title: Senior Vice President, Business
                                                 Development